EXHIBIT 10.03


                              CONTRACT FOR SERVICES

     This contract is by and between the Han Tao Wason Pure Waters Prooprrietor ,hereinafter referred to as "Provider," located at No 932-3, Huacheng road, Shinjuang, Taipei Hsien, Taiwan. R.O.C and Hi-Q Wason, Inc. hereinafter referred to as "Client," located at 4th floor, 52 lane, 232 Hu Lin Street, Hsin Yi District, Taipei, Taiwan and shall be effective as of the date written below at signatures.

1. INTENT It is the purpose of Provider, through this contract to create bottled water, for a fee set forth below.
2. FEE Fees will be paid within SEVEN DAYS (7 days) upon issuing an invoice from Provider. Fees will be the aggregate operrating costs of Provider in creating bottled waterr for Client
3. GOVERNING LAW This Contract shall be construed in accordance with and governed by the laws of Republic of China, irrespective of the fact that a party hereto may not be a resident of or maintain a place of business in Rrepublic of China.
4. ASSIGNMENT This Contract and any rights granted thereunder shall not be assigned by any party hereto any person, firm or corporation without first obtaining the prior written consent of all parties to this Contract.
5. ENTIRE AGREEMENT It is agreed between the parties hereto that there are no other agreements or understandings between them relating to the subject matter of this Contract. This Contract supersedes all prior agreements, oral or written, between the parties and is intended as a complete and exclusive statement of the agreement between the parties, and thereby creating this Contract. Neither this Contract, nor its execution, have been induced by any reliance, representation, stipulation, warranty, agreement or understanding of any kind other than those herein expressed. No change or modification of this Contract shall be valid unless the same be in writing and signed by the parties hereto.
6. HEADINGS/CAPTIONS The headings and captions contained in this Contract are for convenience purposes only and are not determinative nor are they to be considered in construction of the terms or provisions herein.
7. DISPUTE Any disputes arising out of this Contract between the parties hereto as to their rights, responsibilities or liabilities under the foregoing instrument, or any other instrument made pursuant to the stipulations herein contained for more completely carrying this instrument into effect shall be settled through and subject to binding arbitration. The arbitrator's decisions shall be final as to the contents and interpretation of such instrument or instruments and as to the proper mode of carrying the same into effect. Judgment may be entered in any Court of Law.
         If one party does not make an appearance at the arbitration hearing and acts in default, the arbitrator hereby has the consent of both parties to go forward with the hearing and render a decision.


8. DURATION The term of this contract shall be ten years. Client has the right to terminate the contract with 30 days written notice.


DATED:                                     DATED:
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Client,                                    Provider,

By:                                        By:
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